UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.         )
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EAGLE TEST SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

December 28, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Eagle Test Systems, Inc. (the “Company”) to be held at 10:00 a.m., local time, on Thursday, January 31, 2008 at the Company’s headquarters at 2200 Millbrook Drive, Buffalo Grove, Illinois 60089.

At this Annual Meeting, the agenda includes the election of two Class II directors for three-year terms and the consideration and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on January 30, 2008. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

LEONARD A. FOXMAN
Chief Executive Officer and President

PROXY STATEMENT
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
MATTERS CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXPENSES AND SOLICITATION
STOCKHOLDER PROPOSALS
OTHER MATTERS

EAGLE TEST SYSTEMS, INC.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on January 31, 2008

To the Stockholders of Eagle Test Systems, Inc.:

The Annual Meeting of Stockholders of Eagle Test Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, January 31, 2008, at 10:00 a.m., local time, at the Company’s headquarters at 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, for the following purposes:

1. To elect two (2) Class II members to the Board of Directors as directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal; and

2. To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on December 14, 2007, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on January 30, 2008. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by telephone or on the Internet.

By Order of the Board of Directors,

LEONARD A. FOXMAN
Chief Executive Officer and President

Buffalo Grove, Illinois
December 28, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

EAGLE TEST SYSTEMS, INC.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on January 31, 2008

December 28, 2007

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Eagle Test Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, January 31, 2008, at 10:00 a.m., local time, at the Company’s headquarters at 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, or at any adjournments or postponements thereof (the “Annual Meeting”).

An Annual Report to Stockholders, containing financial statements for the fiscal year ended September 30, 2007, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Annual Report, however, is not a part of the proxy solicitation material. This Proxy Statement and the form of proxy will be mailed to stockholders on or about December 28, 2007.

The purposes of the Annual Meeting are to (i) elect two Class II directors for three-year terms and (ii) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on December 14, 2007 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 22,974,177 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) were issued and outstanding, and there were 14 stockholders of record. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on January 30, 2008. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, Attention: Stephen J. Hawrysz, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of Class II directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the

Annual Meeting shall be elected as directors. Abstentions and broker “non-votes” will not be counted as voting with respect to the election of the Class II directors and, therefore, will not have an effect on the election of the Class II directors.

The persons named as attorneys-in-fact in the proxies, Leonard A. Foxman and Stephen J. Hawrysz, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees.

Aside from the election of directors, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six members. The Company’s certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Theodore D. Foxman and William H. Gibbs, and recommended that each be elected to the Board of Directors as a Class II director, each to hold office until the Annual Meeting of Stockholders to be held in the year 2011 and until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal. Messrs. Foxman and Gibbs are currently Class II directors whose terms expire at this Annual Meeting.

The Board of Directors is also composed of (i) two Class III directors (Michael C. Child and Ross W. Manire), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2009 and (ii) two Class I directors (Leonard A. Foxman and David B. Mullen), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2010. Mr. Theodore Foxman, a director nominee, is our Chief Operating Officer and Executive Vice President. Mr. Leonard Foxman, a Class I director, is our Chief Executive Officer and President. Mr. Leonard Foxman is the father of Mr. Theodore Foxman.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Vote Required For Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director of the Company or its predecessor, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name		Year Current Term	Current Class
and Year First Became a Director	Position(s) with the Company	Will Expire	of Director

Nominees for Class II Directors:
Theodore D. Foxman — 2003	Chief Operating Officer, Executive Vice President and Director	2008	II
William H. Gibbs — 2006	Director	2008	II
Continuing Directors:
Michael C. Child — 2003	Director	2009	III
Ross W. Manire — 2004	Director	2009	III
Leonard A. Foxman — 1976	Chief Executive Officer, President and Director	2010	I
David B. Mullen — 2006	Director	2010	I

MANAGEMENT

Directors and Executive Officers

The following table sets forth the director nominees to be elected at the Annual Meeting, the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting.

Name	Age	Position

Directors and Executive Officers
Leonard A. Foxman	63	Chief Executive Officer, President and Director
Theodore D. Foxman	33	Chief Operating Officer, Executive Vice President and Director (Nominee)
Stephen J. Hawrysz	49	Chief Financial Officer
Jack E. Weimer	51	Chief Technical Officer and Vice President of Technical Solutions
Michael C. Child(1)(3)	53	Director
Ross W. Manire(2)(3)	55	Director
William H. Gibbs(1)(2)(3)	64	Director (Nominee)
David B. Mullen(1)(2)	57	Director
Other Key Employees
James M. Bolotin	45	Controller/Chief Accounting Officer
Dale R. Buxton	44	Vice President/Asia
John Connell	49	Vice President/Manufacturing Engineering
Ronald D. Evans	50	Vice President/Internal Operations
Daniel Faia	40	Vice President/Worldwide Sales and Marketing
Adam B. Plummer	33	Vice President/Information Technology
Marge F. Rodino	45	Vice President/Human Resources
Stanley B. Semuskie	58	Vice President/Customer Service
Craig B. Smith	47	Vice President/Product Development
Rene J. Verhaegen	61	Vice President/Europe

(1)	Member of the Nominating and Corporate Governance Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

Leonard A. Foxman.  Mr. Foxman, our founder, has served as a director and as our Chief Executive Officer and President since 1976. Mr. Foxman began his career in 1964 with Teletype Corporation, a wholly owned subsidiary of Western Electric (later Lucent-Bell Laboratories), where he served for ten years as an electrical engineer. At Teletype, Mr. Foxman was responsible for designing custom semiconductors for use in communications equipment. After leaving Teletype, Mr. Foxman worked as an applications engineer for Fairchild Semiconductor International, Inc., from June 1974 until August 1976, where he was responsible for assisting existing and potential customers with the use and application of Fairchild products. Leonard Foxman is the father of Theodore Foxman. Mr. Foxman holds a B.S. in Bioengineering from the University of Illinois.

Theodore D. Foxman.  Mr. Foxman has served as a director since October 2003, and as our Chief Operating Officer and Executive Vice President since June 2001 with responsibility for overseeing all aspects of our internal operations, including manufacturing, purchasing, legal affairs, information technology, corporate administration and customer service. Mr. Foxman joined us in December 1999 as an Account Specialist with responsibility for acting as the headquarters liaison for customer accounts. In October 2000, he became Corporate Counsel and Human Resources Manager with responsibility for overseeing our legal affairs and personnel matters. Prior to joining us, Mr. Foxman worked as a legal clerk for the law firm of Beerman, Swerdlove, Woloshin, Baresky, Becker, Genin & London. Theodore Foxman is the son of Leonard Foxman. Mr. Foxman holds a B.S. Microbiology from the University of Wisconsin and a J.D. from the DePaul College of Law.

Stephen J. Hawrysz.  Mr. Hawrysz has served as our Chief Financial Officer since March 2004. From November 1999 to March 2004, he served as the Chief Financial Officer of Participate Systems, Inc., a privately held software and services company. From August 1990 to May 1999, Mr. Hawrysz was Vice President and Chief Financial Officer of Westell Technologies, Inc., a publicly held telecommunications equipment manufacturer. From September 1989 to August 1990, he served as Assistant Controller at Wisconsin Central Transportation LTD. Prior to that, from June 1980 to September 1989, Mr. Hawrysz served as a public accountant with Arthur Andersen LLP in the Utilities and Telecommunications audit division. Mr. Hawrysz is a Certified Public Accountant with a B.S. in Accounting from the University of Illinois.

Jack E. Weimer.  Mr. Weimer has served as our Chief Technical Officer and Vice President of Technical Solutions with responsibility for overseeing system architectural design, new product definition and engineering strategy since March 2004. From April 2002 to February 2004, he served as Director of Product Marketing with responsibility for system architectural design and new product definition. From October 1988 to April 2002, Mr. Weimer served as our Manager of Engineering where he oversaw all aspects of product development, including software, electrical and mechanical design. From June 1984 to September 1992, he served as our Manager of Applications Engineering and from December 1980 to June 1984, he served as a Manager in our test department. Mr. Weimer holds degrees from Valparaiso Technical Institute and Trinity International University.

Michael C. Child.  Mr. Child has served as a director since October 2003. Since July 1982, Mr. Child has been employed by TA Associates, Inc., a private equity investment firm, where he currently serves as a Managing Director. Mr. Child currently serves on the board of directors and the audit and compensation committees of IPG Photonics Corporation. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business.

Ross W. Manire.  Mr. Manire has served as a director since June 2004. Since September 2002, Mr. Manire has served as Chairman and Chief Executive Officer of ExteNet Systems, Inc. (f/k/a Clearlinx Network Corporation), a wireless telecommunications infrastructure company. From September 2000 to June 2002, he served as President of the Enclosure Systems Division of Flextronics International, a global electronic manufacturing services company. From March 1999 until September 2000, Mr. Manire served as President and Chief Executive Officer of Chatham Technologies, Inc., a global manufacturer of electronic enclosures and integrated systems for the telecommunications industry. From August 1991 until December 1998, Mr. Manire worked for U.S. Robotics and after its merger with U.S. Robotics, 3Com Corporation, during which tenure he served as Senior Vice President, Operations and Chief Financial Officer of U.S. Robotics, as Senior Vice President and General Manager of the Network Systems Division, and then as Senior Vice President of the Carrier Systems Division of 3Com Corporation. Mr. Manire has also served as a consultant to the controller’s department of Amoco Corporation, and was a partner in the entrepreneurial services group of Arthur Young (now Ernst & Young). Mr. Manire currently serves on the board of directors and audit committee of Zebra Technologies Corporation and is on the board of trustees of Davidson College. Mr. Manire holds an M.B.A. from the University of Chicago and a B.A. in Economics from Davidson College.

William H. Gibbs.  Mr. Gibbs has served as a director since February 2006. From January 1998 to present he has served as President of Parafix Management, a company specializing in corporate turnarounds and restructurings, and from September 2001 to present he has served as President of Houston Ventures, LLC, a private firm primarily investing in small technology related companies. From November 1985 to January 1998, Mr. Gibbs served as Chief Executive Officer and Chairman of the board of directors of DH Technology, Inc., a manufacturer of point of sale and bar code printers and smart card systems. Mr. Gibbs currently serves on the board of directors of Remec, Inc. Mr. Gibbs holds a B.S.E.E. degree from the University of Arkansas and is a graduate of General Electric’s Management Program.

David B. Mullen.  Mr. Mullen has served as a director since February 2006. From December 2002 to present he has served as Executive Vice President and Chief Financial Officer of NAVTEQ Corporation, a provider of digital map information for automotive navigation systems, mobile navigation devices and Internet-based mapping applications. From August 1997 to September 2002, he served as Chief Financial Officer of Allscripts Healthcare Solutions, Inc., a healthcare technology firm. From 1995 to 1997, Mr. Mullen served as Chief Financial Officer of Enterprise Systems, a publicly-held healthcare software company. Earlier he held several top management positions with CCC Information Services, a software and information services company serving the insurance industry, and spent a number of years in the audit and systems consulting practices of Ernst & Young LLP. Mr. Mullen holds a M.B.A. from the Wharton School at the University of Pennsylvania and a bachelor’s degree from Princeton University.

James M. Bolotin.  Mr. Bolotin has served as our Controller and Chief Accounting Officer since July 2004. From August 2001 to July 2004, he served as the Chief Financial Officer of R.S. Owens & Co., a privately held awards manufacturer. From January 1998 to August 2001, Mr. Bolotin was the Chief Financial Officer of North American Bear Co., a privately held toy manufacturer. From October 1987 to January 1998, he worked for U.S. Robotics and after its merger with U.S. Robotics, 3Com Corporation, during which tenure he served as Assistant Controller, as Corporate Controller, and then as Manufacturing Operations Controller. Prior to that, from September 1984 to October 1987, Mr. Bolotin served as a public accountant with Pannell Kerr Forster. Mr. Bolotin is a Certified Public Accountant with an M.B.A. from Northwestern University and a B.S. in Accounting from Marquette University.

Dale R. Buxton.  Mr. Buxton has served as our Singapore-based Vice President/Asia since September 2002 with responsibility for managing our sales, applications and customer service efforts in Asia. Prior to joining us, Mr. Buxton concurrently served as the Business Manager for the Credence ATE product line in Southeast Asia and Technical Sales Manager for the TMT product line for Credence Systems Corporation from April 1999 to August 2002. Prior to Credence Systems Corporation acquiring TMT, Inc., Mr. Buxton served as International Sales Manager for TMT, Inc. From July 1996 to April 1999, he was employed by LTX Corporation as an Account Manager and subsequently the Business Development Manager for Chinese, Japanese and Korean accounts. Mr. Buxton holds a diploma from the Department of Defense Language School for Korean Language Studies, a B.S. in Finance from Touro College, a Master of Japanese Business Studies from Chaminade University, and a Certificate of Advanced Study in international management with a concentration in Mandarin Chinese from the American Graduate School of International Management.

John Connell.  Mr. Connell has served as our Vice President/Manufacturing Engineering since October 2005 with responsibilities for the direct management of all aspects of manufacturing engineering and engineering services, including test engineering, component engineering, sustaining engineering, CAD design, production engineering, quality assurance and documentation services. From April 2004 to October 2005, he served as our Director of Engineering Services with responsibilities for several engineering disciplines and documentation services. From December 2002 to April 2004, Mr. Connell worked in the engineering design department at Westell Technologies, Inc. a publicly held telecommunications equipment manufacturer. From April 1992 to December 2002, Mr. Connell worked at U.S. Robotics, and after its merger with U.S. Robotics, 3Com Corporation as the Engineering Services Manager. From February 1984 to April 1992, Mr. Connell worked at Teradyne, Inc. in both the test engineering and engineering services areas. Mr. Connell holds degrees from Roosevelt University and DeVry Institute of Technology.

Ronald D. Evans.  Mr. Evans has served as our Vice President/Internal Operations since September 2006 with responsibility for all supply chain management, mechanical assembly, test and repair, systems integration, and warehousing. From October 2005 to September 2006, Mr. Evans was an independent consultant working with a number of companies on improving manufacturing and product design technologies. Mr. Evans served as the Vice President of Advanced Manufacturing Technology with Westell Technologies from July 2001 to October 2005. From July 1996 until June 2001, Mr. Evans worked for U.S. Robotics and after its merger with U.S. Robotics, 3Com Corporation, during which tenure he held several positions in operations including Corporate Director of Advanced Manufacturing Technology and Director of Engineering for manufacturing. From October 1991 until July 1996, Mr. Evans served as Director of Advanced Electronics Technology with the National Center for Manufacturing Sciences. Mr. Evans also held several engineering, program management, and plant manager positions from January 1980 until October 1991 with Brunswick Corporation Defense Division. Mr. Evans holds an M.B.A degree from Nova Southeastern University and a B.S. Degree from the University of Maryland. Mr. Evans also holds several patents and has published several papers on electronics and electronics manufacturing.

Daniel Faia.  Mr. Faia has served as our Vice President/Worldwide Sales and Marketing since October 2007 with responsibility for managing our global sales, applications and customer service efforts, and served as our Vice President/North America since March 2006. From April 2004 to March 2006, he served as our Vice President/Eastern U.S. Sales where he held responsibility for managing the sales and applications engineering efforts in the Eastern U.S. and Texas. Prior to joining us, Mr. Faia was employed by Teradyne, Inc. in various sales and product marketing positions from March 1997 to April 2004. From March 1989 to March 1997, Mr. Faia was employed by Raytheon Co. where he held positions in Test Engineering and Design Engineering of Automated Test Equipment. Mr. Faia holds a B.S. in Computer Engineering from Wentworth Institute of Technology in Boston, Massachusetts.

Adam B. Plummer.  Mr. Plummer has served as our Vice President/Information Technology since July 2003 with responsibility for all IT and Business Technology activities. In his role, Mr. Plummer oversees multiple departments that handle IT needs for all our domestic and international offices, including corporate security. In addition, Mr. Plummer is responsible for the identification and execution of Business Technology initiatives aimed at applying enterprise technology solutions to meet our business needs. Prior to joining us, Mr. Plummer served as a Technical Architect for Risetime, Inc. from December 2002 to July 2003. Prior to that, Mr. Plummer served as a Technical Manager for BroadVision, Inc. from March 2000 to June 2002, and held a similar position with Metamor Technologies, Ltd. from June 1996 to March 2000. Mr. Plummer holds a B.S. in Computer Science from the Engineering School at the University of Illinois in Urbana-Champaign.

Marge F. Rodino.  Ms. Rodino has served as Vice President of Human Resources since July 2007. From February 2004 to July 2007, she served as Chief Executive Officer of Amica Mia, a privately held corporate gift business. From January 2002 to February 2004, Ms Rodino was First Vice President, Human Resources for Washington Mutual Bank. From 2000 to 2001, she was Vice President of Human Resources for Looking Glass Networks, Inc., a privately held local telecommunications provider. From 1997 to 2000, Ms. Rodino was Vice President of Human Resources for OnePoint Communications, a privately held telecommunications multi-dwelling unit service provider. From 1995 to 1997, Ms. Rodino served as a Director of Human Resources for MFS Communications. From 1990 to 1995, she served as a Manager, Staffing Employee Relations, and Compensation for Boots Pharmaceuticals, a privately held pharmaceuticals company; and from 1984 to 1990, Ms. Rodino served as Vice President, Employee Relations for Harris Trust and Savings Bank. Ms. Rodino holds a B.S. in Personnel and Industrial Relations from Northern Illinois University.

Stanley B. Semuskie.  Mr. Semuskie has served as our Vice President/Customer Service since July 2006 with responsibility for the worldwide delivery of services including equipment installations, maintenance, training, call center, logistics management and customer satisfaction. Prior to joining us, Mr. Semuskie was employed by Credence Systems for 15 years, working in various service management positions including regional management for Asia, Eastern U.S. and Europe. Since 1999, Mr. Semuskie held the positions of Director of North American Field Service Operations and Director of Worldwide Field Service Operations. Prior to joining Credence, Mr. Semuskie spent 14 years at Tektronix, Inc. working in various technical and management positions. Mr. Semuskie holds a B.A. degree from Salve Regina University and a Diploma from DeVry Institute of Technology.

Craig B. Smith.  Mr. Smith has served as our Vice President of Product Development since September 2006. From February 2001 to January 2005, he worked for 3Com Corporation and after its acquisition of 3Com’s CommWorks business unit, UTStarcom, as Sr. Director of CDMA Wireless Data Infrastructure Product Development. From March 1998 to February 2001, he served as Director of Remote Access Concentrator Product Development for 3Com. From June 1990 to March 1998, he worked for U.S. Robotics and after its merger with U.S. Robotics, 3Com, as Director of Engineering Services. From November 1984 to June 1990, he served in component engineering and management roles for Rockwell Wescom. Mr. Smith holds a M.S.E.E. from the Illinois Institute of Technology and a B.S.E.E. from the University of Wisconsin.

Rene J. Verhaegen.  Mr. Verhaegen has served as our Vice President/Europe since January 2004 with responsibility for managing our sales and customer service efforts in Europe. Prior to joining us, Mr. Verhaegen was employed by Credence Systems Corporation (and its predecessor Semiconductor Test Systems) from May 1987 to October 1993 and held the positions of Marketing Manager and Vice President of European Operations. In October 1993, Mr. Verhaegen was a member of a group that acquired the European operations from Credence Systems Corporation and formed a new entity called Credence Europa with these operations. Mr. Verhaegen became the Chairman and President of Credence Europa until it was sold back to Credence Systems Corporation in August 2000. Mr. Verhaegen then resumed his employment with Credence Systems Corporation until November 2003 and held the positions of General Manager/ European Field Operations and Senior Director NA East Field Operations. Mr. Verhaegen was also employed by Teradyne, Inc. for 11 years, in various sales and marketing positions. Mr. Verhaegen holds a B.S. in Electronic Engineering from the Rijkshogere Technische School in Hasselt, Belgium.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

The Board of Directors met eight times during the fiscal year ended September 30, 2007. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served during fiscal 2007. The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance committees. Each committee has a charter that has been approved by the Board of Directors. Each committee is required to review the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Ross W. Manire (Chairman), William H. Gibbs and David B. Mullen. Messrs. Manire, Gibbs and Mullen have served on the Audit Committee since our initial public offering in March 2006. The Board of Directors has determined that Messrs. Manire, Gibbs and Mullen each meet the independence requirements promulgated by The Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Messrs. Manire, Gibbs and Mullen each qualify as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Messrs. Manire, Gibbs and Mullen with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Manire, Gibbs and Mullen any duties, obligations or liability that are greater than are generally imposed on other members of the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Board of Directors.

The Audit Committee met six times during the fiscal year ended September 30, 2007. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Company’s website at http://www.eagletest.com.

As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee’s responsibilities include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including the receipt and consideration of certain reports from the independent auditor;

•	resolving disagreements between management and our independent auditor;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent auditor;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns; and

•	meeting independently with our independent auditors and management.

Additionally, the Audit Committee is responsible for preparing the audit committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations.

Compensation Committee

The Compensation Committee currently consists of Michael C. Child (Chairman), Ross W. Manire and William H. Gibbs. Messrs. Child, Manire and Gibbs have served on the Compensation Committee since our initial public offering in March 2006. The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company. In fulfilling its role, the Compensation Committee’s responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	determining the compensation of our other named executive officers;

•	overseeing and administering our incentive-based compensation plans and equity-based plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

Additionally, the Compensation Committee is responsible for preparing the compensation committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations, as well as reviewing and discussing with management the Compensation Discussion and Analysis included in this Proxy Statement.

The Board of Directors has determined that Messrs. Child, Manire and Gibbs of the Compensation Committee each meet the independence requirements promulgated by Nasdaq. The Compensation Committee met eight times during the fiscal year ended September 30, 2007. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Company’s website at http://www.eagletest.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of William H. Gibbs (Chairman), Michael C. Child and David B. Mullen. Messrs. Gibbs, Child and Mullen have served on the Nominating and Corporate Governance Committee since our initial public offering in March 2006. In fulfilling its role, the Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	developing and recommending to the board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	establishing procedures for stockholders to submit recommendations for director candidates;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board a set of corporate governance guidelines; and

•	overseeing the evaluation of the board and management.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

The Board of Directors has determined that Messrs. Gibbs, Child and Mullen of the Nominating and Corporate Governance Committee each meet the independence requirements promulgated by Nasdaq. The Nominating and Corporate Governance Committee met two times during the fiscal year ended September 30, 2007. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Company’s website at http://www.eagletest.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.eagletest.com.

Independence of Members of the Board of Directors

The Board of Directors has determined that Messrs. Child, Manire, Gibbs and Mullen are independent within the meaning of the director independence standards of both Nasdaq and the SEC, including (other than Mr. Child) under Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has determined that each of the committees of the Board of Directors is currently independent within the meaning of Nasdaq’s and the SEC’s director independence standards.

Executive Sessions of Independent Directors

Non-management members of the Board of Directors meet without the employee directors of the Company following regularly scheduled in-person meetings of the Board of Directors. Executive sessions of the independent directors are held at least one time each year following regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by Nasdaq, and Mr. Child is responsible for chairing these executive sessions.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, Messrs. Child, Manire and Gibbs served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee shall recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by Nasdaq, and that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which we operate and whether the nominee, if elected, will assist in achieving a mix of Board members that represents a diversity of background and experience.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will review and consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

The Company must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

All such recommendations for director nominees must be in writing and include the following:

•	The name and address of record of the stockholder.

•	A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act.

•	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director nominee candidate.

•	A description of the qualifications and background of the proposed director nominee candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Nominating and Corporate Governance Committee from time to time and set forth in Nominating and Corporate Governance Committee charter.

•	A description of all arrangements or understandings between the stockholder and the proposed director nominee candidate.

•	The consent of the proposed director nominee candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

•	Any other information regarding the proposed director nominee candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

Eagle Test Systems, Inc.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089
Attn: Secretary of Eagle Test Systems, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate may need to comply with the following minimum procedural requirements:

•	A candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•	A candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. In addition to these procedures for recommending a director nominee to the Nominating and Corporate Governance Committee, a stockholder may propose an individual for election to the Board of Directors in accordance with the Company’s By-Laws, as described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Securityholder Communications with the Board of Directors

The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the Chairman of the Board of Directors by U.S. mail (including courier or expedited delivery service) to:

Eagle Test Systems, Inc.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089
Attn: Chairman of the Board of Directors

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

Eagle Test Systems, Inc.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089
Attn: [Name of the director]

The Company will forward any such securityholder communication to the Chairman of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is that one of the Board of Directors’ regular meetings should be scheduled on the same day as the Company’s Annual Meeting of Stockholders, and all directors are encouraged to attend the Company’s Annual Meeting of Stockholders.

Board of Directors Evaluation Program

In order to maintain the Company’s governance standards, the Board of Directors is required to undertake annually a formal self-evaluation process. As part of this process, the Board of Directors evaluates a number of competencies, including but not limited to: Board structure; Board roles; Board processes; Board composition, orientation and development; and Board dynamics, effectiveness and involvement. The evaluation process also includes consideration of the appropriate Board size, succession planning and the technical, business and organizational skills required of future Board members.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Investor Relations section of the Company’s website at http://www.eagletest.com. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, Attention: Secretary. The Company

intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.eagletest.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.eagletest.com.

Certain Business Relationships and Related Party Transactions

In accordance with its charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions. The Company was not a party to any such transactions in fiscal 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Executive Compensation” and (iv) by all directors and executive officers of the Company as a group.

The applicable ownership percentage is based upon 22,974,177 shares of our Common Stock outstanding as of the Record Date.

	Shares
	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Percentage

TA Associates Funds(2)	6,154,084	26.8%
FMR Corp.(3)	2,401,685	10.5%
Royce & Associates, LLC(4)	1,541,700	6.7%
Leonard A. Foxman(5)	2,909,971	12.7%
Foxman Family LLC(6)	2,152,868	9.4%
Theodore D. Foxman(7)	21,544	*
Jack E. Weimer(8)	181,016	*
Stephen J. Hawrysz(9)	95,180	*
Michael C. Child(10)	6,154,084	26.8%
Ross W. Manire(11)	21,145	*
William H. Gibbs(12)	17,812	*
David B. Mullen(13)	17,812	*
All executive officers and directors as a group (8 persons)(14)	9,418,564	40.6%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Except as otherwise indicated, addresses are c/o Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, IL 60089.

(2)	Amounts shown reflect the aggregate number of shares held by TA IX L.P., TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P., TA Investors LLC and TA Subordinated Debt Fund, L.P. (collectively, the “TA Associates Funds”). Investment and voting control of the TA Associates Funds is held by TA Associates, Inc. No stockholder, director or officer of TA Associates, Inc. has voting or investment power with respect to our shares held by the TA Associates Funds. Voting and investment power with respect to such shares is vested in a three-person investment committee consisting of the following employees of TA Associates: Messrs. Michael C. Child, C. Kevin Landry and P. Andrews McLane. Mr. Child is a Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P. and TA Subordinated Debt Fund L.P.; the manager of TA Investors LLC; and the general partner of TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. Child has been a member of our board of directors since October 2003. See Note 10 below. The address of TA Associates, Inc. is John Hancock Tower, 56th Floor, 200 Clarendon Street, Boston, MA 02116.

(3)	Information regarding FMR Corp. is based solely upon a Schedule 13G/A filed by FMR Corp., Fidelity Management & Research Company, Fidelity Low Priced Stock Fund and Edward C. Johnson 3d with the SEC on August 10, 2007, which indicates that the reporting persons held sole voting power over 127,000 shares and sole investment power over 2,401,685 shares. The address of the reporting persons is c/o FMR Corp., 82 Devonshire Street, Boston, MA 02109.

(4)	Information regarding Royce & Associates, LLC is based solely upon a Schedule 13G filed by Royce & Associates with the SEC on January 19, 2007, which indicates that Royce & Associates held sole voting and investment power over 1,541,700 shares. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(5)	Includes 2,152,868 shares held by Foxman Family LLC, of which Leonard Foxman is the manager. Leonard Foxman has voting and investment power with respect to the shares held of record by Foxman Family LLC and is the father of Theodore Foxman and Robin Cleek. Leonard Foxman has no economic interest in Foxman Family LLC. The members of Foxman Family LLC are ten trusts for the benefit of Theodore Foxman and his descendants, of which Theodore Foxman is the trustee and which trusts collectively have a 62.5% economic interest in Foxman Family LLC, and six trusts for the benefit of Mrs. Robin Cleek and her descendants, of which Mrs. Cleek is the trustee and which trusts collectively have a 37.5% economic interest in Foxman Family LLC. Also includes 30,112 shares which are held in his individual account in our Profit Sharing and Employee Savings Plan, and 25,900 shares which are held in his spouse’s individual account in our Profit Sharing and Employee Savings Plan.

(6)	See Note 5 above.

(7)	Includes 14,815 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date. Also includes 6,729 shares Theodore Foxman holds in his individual account in our Profit Sharing and Employee Savings Plan. Does not include 2,152,868 shares held by Foxman Family LLC, in which trusts for the benefit of Theodore Foxman and his descendants have a 62.5% economic interest, but over which Theodore Foxman does not have voting or investment power. Theodore Foxman is the trustee of such trusts.

(8)	Includes 66,582 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date. Also includes 37,787 shares which Mr. Weimer holds in his individual account in our Profit Sharing and Employee Savings Plan.

(9)	Includes 59,995 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date. Also includes 185 shares which Mr. Hawrysz holds in his individual account in our Profit Sharing and Employee Savings Plan.

(10)	Mr. Child is a managing director of TA Associates, Inc. and may be considered to have beneficial ownership of TA Associates, Inc.’s interest in us. Mr. Child disclaims beneficial ownership of all such shares, except to the extent of 21,556 shares of Common Stock as to which he holds a pecuniary interest. Mr. Child has been a member of our board of directors since October 2003. See Note 2 above. The address of Mr. Child is c/o TA Associates, Inc., John Hancock Tower, 56th Floor, 200 Clarendon Street, Boston, MA 02116.

(11)	Includes 21,145 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date.

(12)	Includes 17,812 shares subject to options that are immediately exercisable within 60 days of the Record Date.

(13)	Includes 17,812 shares subject to options that are immediately exercisable within 60 days of the Record Date.

(14)	Includes 198,161 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date, and 100,713 shares held in individual accounts in our Profit Sharing and Employee Savings Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on copies of such forms furnished to us as provided above, we believe that during fiscal 2007, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except that each of Theodore D. Foxman, Jack E. Weimer and Stephen J. Hawrysz filed a late Form 4 on November 29, 2006 to report a grant of a stock option that was required under the Exchange Act to be filed on or before November 24, 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of a base salary, an annual bonus opportunity, a long-term incentive opportunity, retirement benefits, perquisites and other benefits.

We place significant emphasis on pay-for-performance based incentive compensation which is designed to reward the achievement of predetermined financial performance goals of the Company and individual performance goals, and the resulting generation of increased stockholder value. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer, and the other two most highly compensated executive officers, who are collectively referred to as our “named executive officers.”

The Objectives of our Executive Compensation Program.

Our Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers. The Compensation Committee is composed entirely of independent, non-employee directors. See “Management — Compensation Committee.”

Our executive compensation program is designed to achieve the following objectives:

•	Attract and retain talented and experienced executives;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value;

•	Provide a competitive compensation package which is weighted towards pay-for-performance, and in which total compensation is primarily determined by the Company’s and the individual’s achievement of results and the resulting creation of stockholder value;

•	Foster a shared commitment among executives by aligning the Company’s and their individual goals; and

•	Compensate our executives to manage our business to meet our objectives.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our chief executive officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our chief executive officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, targets for and payments of annual bonus opportunities and grants of long-term equity incentive awards. When making decisions on executive officers, the Compensation Committee considers competitive compensation data, the importance of the position to us, the past salary history of the executive officer and the contributions we expect the executive officer to make to the success of our business.

To assist the Compensation Committee in assessing and determining competitive compensation packages, the Compensation Committee engaged consultants Deloitte Consulting LLP (“Deloitte”).

We use the following principles to guide our decisions regarding executive compensation:

Provide compensation opportunities targeted at market median levels.

To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we strive to provide a total compensation package that is competitive with total compensation provided by other similarly sized companies in our industry or related industries. Our policy is to target total compensation at median levels among this peer group, with leverage provided through the incentive programs such that above target performance yields above average compensation and below target performance yields below average compensation. Because a large portion of total executive compensation is provided in the form of incentives that are contingent on performance, actual compensation of these executives will vary above and below these targeted median levels depending on our companywide and their individual performance. In periods of strong performance, actual compensation will exceed these targeted levels. If a downturn in performance occurs, the Compensation Committee expects actual compensation to be below these targeted levels.

The Compensation Committee periodically reviews data on industry compensation levels and financial performance to assess competitive levels of compensation for our executive officers. In fiscal 2007, the Compensation Committee, with the assistance of Deloitte, compared the total compensation of the named executive officers and the compensation practices of companies in our industry or related industries with similar gross revenue and market capitalization. The process utilized by us and our consultants is as follows:

•	Deloitte benchmarks the total compensation of our named executive officers relative to these peer companies, providing advice on how to structure cash and equity incentives, and providing guidance on changing regulatory requirements and best practices. Compensation elements, including salary, bonus, total cash compensation, long-term incentives, and total direct compensation, are analyzed from the preceding year’s proxy disclosures by these peer companies.

•	The Compensation Committee requested assistance from Deloitte with respect to annual incentive program design, including annual cash bonus payments levels and performance metrics. The Compensation Committee also requested that Deloitte review our proposed vacation policy amendments.

Require performance goals to be achieved in order to obtain target compensation.

Our executive compensation program includes pay-for-performance. Performance is measured based on our overall financial performance as well as achievement of individual performance goals. The goals for our Company and individuals are established so that target attainment is not assured. The attainment of payment for performance at or above target levels will require significant effort on the part of our executives.

The compensation package for our executive officers includes both a cash opportunity through a Management Bonus Plan and equity incentive plans that align each executive’s compensation with our short-term and long-term performance goals and objectives. For the Management Bonus Plan, our Compensation Committee determines an available aggregate bonus pool allocable to executive officers and other key employees of the Company which is based upon the achievement of certain levels of operating income. At various levels of operating income, a specified percentage of operating income is allocated to the bonus pool. For all participants in the Management Bonus Plan, bonus awards under the plan are tied to our financial performance goals (50% of bonus weighting) and the individual performance goals of our named executive officers and other key employees (50% of bonus weighting). The portion of the bonus tied to the individual performance goals is based on the evaluation and recommendation of the chief executive officer and approval of the Compensation Committee. The Compensation Committee evaluates and approves the portion of the bonus tied to the individual performance goals of the chief executive officer. For fiscal 2008, the Management Bonus Plan has been amended to provide that bonus awards under the plan are tied to our financial performance goals (80% of bonus weighting) and the individual performance goals of our named executive officers (20% of bonus weighting).

Offer a comprehensive benefits package to all full-time employees.

Our employees, including our executive officers, are entitled to various employee benefits. These benefits include the following: medical, vision and dental care plans; life and disability insurance; a 401(k) plan; and paid time off.

Provide fair and equitable compensation.

We provide a total compensation program that we believe will be perceived by both our executive officers and our stockholders as fair and equitable. In addition to conducting analyses of market compensation levels and considering individual circumstances related to each executive officer, we have designed the total compensation programs to be consistent for our executive management team.

Our Executive Compensation Programs

We aim to deliver a substantial portion of total compensation in the form of cash and equity incentives to achieve its objective of holding executives accountable for Company performance and offering rewards for successful business results and increased shareholder value. Compensation opportunities for our executive officers, including our named executive officers, are designed to be competitive within our industry. We believe that a substantial portion of each named executive officer’s compensation should be performance-based. In 2007, we had target variable incentive compensation that ranged from approximately 35% to 89% of base salary for each of our named executive officers.

Annual Cash Compensation

To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders, we provide a competitive total compensation package. We target base salaries at the median among companies in our industry or related industries with similar gross revenue and market capitalization, and take into consideration individual performance and experience to ensure that each executive is appropriately compensated.

Base Salary.

We design base salaries to compensate our executives for their position and level of responsibility. Each of our named executive officers has an employment agreement with the Company. Base salary determinations reflect, among other factors deemed relevant, competitive pay practices of comparable companies. The Compensation Committee reviews base salaries annually and may adjust individual salaries commensurately with performance, business impact, tenure and experience, and changes in job responsibilities and market practice. When establishing the base salary of any executive officer, we also consider business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors. Base salary levels for each of our executive officers, other than the chief executive officer, are also based upon evaluations and recommendations made by the chief executive officer. We believe that a competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table. See “— Summary Compensation Table.” For the fiscal year ended September 30, 2007, the aggregate annual base salary of our named executive officers was approximately $1,205,000, with our chief executive officer receiving $400,000 of that amount. We believe that the base salary paid to our executive officers during 2007 achieves our executive compensation objectives, compares favorably to our peer group and is within our target of providing a base salary at the market median.

Annual Cash Bonus Awards.

Each executive officer, including the chief executive officer, is entitled to receive annual incentive compensation in the form of cash bonuses based on our overall financial performance as well as achievement of individual performance goals through a Management Bonus Plan. Cash bonuses may constitute a significant portion of an executive officer’s incentive and total compensation package. Target annual incentive opportunities are provided to be able to reward for the achievement of yearly performance objectives, and to provide an element of annual cash compensation that is variable in nature. Target incentive opportunities are designed to provide compensation around the median of the market.

The Compensation Committee sets an operating income target and rate at which the bonus pool is funded for performance on, above and below target. After financial performance has been determined, the bonus pool is funded based on the level of achievement of the targeted operating income. For the amounts allocated to each individual from the bonus pool, 50% of the amount of an individual’s bonus is tied to the attainment of the targeted operating income performance metric, and the Compensation Committee allocates the remaining 50% of that amount to the individual executive based upon the recommendation of our chief executive officer and the achievement of individual performance goals. Thus, while the individual performance portion of the Management Bonus Plan is discretionary, the funding of the pool through the attainment of the targeted operating income and the payment of the financial performance portion of the Management Bonus Plan are not discretionary. For fiscal 2008, the Management Bonus Plan has been amended to provide that bonus awards under the plan are tied to our financial performance goals (80% of bonus weighting) and the individual performance goals of our named executive officers (20% of bonus weighting).

With regard to the named executive officers, fiscal 2007 annual incentives were subject to the size of the pool and the allocation process described above. For fiscal 2007, because the Company did not achieve its targeted operating income, the bonus pool for executive officers under the Management Bonus Plan was not funded, and the target bonus awards for our named executive officers as compared to their actual fiscal 2007 bonus allocations were as follows:

	2007 Target Bonus as	2007	2007 Actual Bonus as
Named Executive Officer	% of Base Salary	Actual Bonus	% of Base Salary

Leonard A. Foxman	89%	$0	0.0%
Theodore D. Foxman	62%	$0	0.0%
Stephen J. Hawrysz	40%	$0	0.0%
Jack E. Weimer	35%	$0	0.0%

Equity Incentive Compensation

Our 2006 Stock Option and Incentive Plan, or 2006 Option Plan, was adopted by our Board of Directors and approved by our stockholders in February 2006. The 2006 Option Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards and dividend equivalent rights. Stock-based compensation provides an incentive to improve our financial performance by allowing the executive officers to share in any appreciation in the value of our common stock. Accordingly, the Compensation Committee believes that stock-based incentives align the interests of executive officers with those of stockholders by encouraging executive officers to maximize the value of the Company. Stock-based incentives are granted to executive officers from time to time based primarily upon the individuals’ actual and/or potential contributions to competitive market practices and our financial performance. When establishing grant levels for the chief executive officer and other executive officers, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of our common stock.

We granted stock options to our named executive officers in November 2006. Theodore Foxman, Stephen Hawrysz and Jack Weimer received 30,000, 10,000 and 5,000 options to purchase our common stock, respectively.

Other Benefits Programs

We believe in creating a cooperative environment in which all employees are committed to us and motivated to meet our business objectives. Towards this end, we offer our employees various benefits,

including medical, vision and dental care plans, life and disability insurance, a 401(k) plan and paid time off. Members of senior management are entitled to life insurance, disability and paid time off benefits that are more generous than those provided to other employees.

Each executive officer, including the Chief Executive Officer, were allocated contributions under each of the Company’s 401(k) Plan and Money Purchase Pension Plan in fiscal 2007. Each of these plans is available to all eligible employees. Eligible employees are defined as those who have completed one year of service and have attained the age of 21. In fiscal 2007, the Money Purchase Pension Plan was merged into our 401(k) Plan.

Compensation Committee Report

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors and the Board of Directors has agreed that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation
Committee,

Michael C. Child (Chairman)
William H. Gibbs
Ross W. Manire

The following summarizes the compensation earned during the year ended September 30, 2007 by our Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers who were serving as executive officers on September 30, 2007 and whose total compensation exceeded $100,000.

Summary Compensation Table

				Option	All Other
		Salary	Bonus	Awards(1)	Compensation(2)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Leonard A. Foxman Chief Executive Officer, President and Director	2007	400,000	—	—	13,700	413,700
Theodore D. Foxman Chief Operating Officer, Executive Vice President and Director	2007	400,000	—	51,307	13,679	464,986
Stephen J. Hawrysz(3) Chief Financial Officer	2007	205,000	—	17,102	15,490	237,592
Jack E. Weimer(4) Chief Technology Officer and Vice President of Technical Solutions	2007	200,000	—	8,551	7,778	216,329

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended September 30, 2007 in accordance with SFAS 123R, excluding the impact of forfeitures, and using the modified prospective transition method for reporting awards granted prior to 2007. The assumptions we used for calculating the grant date fair value are set forth in notes 2 and 12 to the financial statements filed with our Annual Report on Form 10-K for the year ended September 30, 2007.

(2)	All Other Compensation details:

			Life, Short-Term	Money
		401(k)	Disability and Long-	Purchase
		Matching	Term Disability	Pension	Car
		Contribution	Insurance Premiums	Plan	Allowance
Name	Year	($)	($)	($)	($)

Leonard A. Foxman	2007	2,308	1,928	1,777	7,688
Theodore D. Foxman	2007	2,308	—	1,777	9,594
Stephen J. Hawrysz	2007	1,183	—	1,777	7,800
Jack E. Weimer	2007	1,154	—	1,777	—

(3)	All other compensation also includes unused vacation payout equal to $4,731.

(4)	All other compensation also includes a fringe benefit gift for tenure of service that equals $4,847.

Agreements with Named Executive Officers

Leonard A. Foxman.  Under the terms of the employment agreement with our Chief Executive Officer, Leonard A. Foxman, dated September 30, 2003, the term of his employment, as amended on January 16, 2007, is automatically renewed upon completion of the initial one year term for successive one year periods unless either party provides written notice to the other party no less than thirty days prior to the date on which the term would expire of our or his intent not to extend the agreement. Mr. Foxman is entitled to a base salary that is subject to increases from time to time in the discretion of the Board of Directors or a committee thereof. Further, Mr. Foxman is eligible for an annual bonus based on the Company and Mr. Foxman achieving the performance targets set forth in an incentive plan, which is determined on an annual basis by our Board of Directors or a committee thereof. Mr. Foxman’s employment agreement also provides for customary health and retirement benefits and allows him to participate in other employment benefits as in effect from time to time for executive officers of the Company generally. Mr. Foxman’s 2008 base salary is $425,000 and his 2008 target bonus is 100% of his base salary.

In addition to the non-competition provisions contained in Mr. Leonard Foxman’s employment agreement with us, as an inducement to TA Associates to invest in us and in consideration of the redemption of his stock by us in connection with TA Associates’ investment in us, we entered into a non-competition agreement with Mr. Leonard Foxman wherein Mr. Leonard Foxman agreed to refrain from competing with us and from hiring our employees for a period ending on the later of September 30, 2008 or two years following the termination of his employment with us for any reason.

Theodore D. Foxman.  Under the terms of the employment agreement with our Chief Operating Officer, Theodore D. Foxman, dated September 30, 2003, the term of his employment, as amended on January 16, 2007, is automatically renewed upon completion of the initial one year term for successive one year periods unless either party provides written notice to the other party no less than thirty days prior to the date on which the term would expire of our or his intent not to extend the agreement. Mr. Foxman is entitled to a base salary that is subject to increases from time to time in the discretion of our Board of Directors or a committee thereof. Further, Mr. Foxman is eligible for an annual bonus based on the Company and Mr. Foxman achieving the performance targets set forth in an incentive plan, which is determined on an annual basis by our Board of Directors or a committee thereof. Mr. Foxman’s employment agreement provides for customary health and retirement benefits and allows him to participate in other employment benefits as in effect from time to time for executive officers of the Company generally. Mr. Foxman’s 2008 base salary is $400,000 and his 2008 target bonus is 75% of his base salary.

Stephen J. Hawrysz.  Under the terms of the employment agreement with our Chief Financial Officer, Stephen J. Hawrysz, dated March 1, 2004, the term of his employment, as amended on January 16, 2007, is automatically renewed upon completion of the initial one year term for successive one year periods unless either party provides written notice to the other party no less than thirty days prior to the date on which the term would expire of our or his intent not to extend the agreement. Mr. Hawrysz is entitled to a base salary that is subject to increases from time to time in the discretion of our Board of Directors or a committee thereof. Further, Mr. Hawrysz is eligible for an annual bonus based on the Company and Mr. Hawrysz achieving the performance targets set forth in an incentive plan, which is determined on an annual basis by our Board of Directors or a committee thereof. Mr. Hawrysz’s employment agreement provides for customary health and retirement benefits and allows him to participate in other employment benefits as in effect from time to time for executive officers of the Company generally, unless otherwise provided in the applicable plan documents. Mr. Hawrysz’s 2008 base salary is $235,000 and his 2008 target bonus is 43% of his base salary.

Jack E Weimer.  Under the terms of the employment agreement with our Chief Technical Officer and Vice President of Technical Solutions, Jack E. Weimer, dated September 30, 2003, the term of his employment, as amended on January 16, 2007, is automatically renewed upon completion of the initial one year term for successive one year periods unless either party provides written notice to the other party no less than thirty days prior to the date on which the term would expire of our or his intent not to extend the agreement. Mr. Weimer is entitled to a base salary that is subject to increases from time to time in the discretion of our Board of Directors or a committee thereof. Further, Mr. Weimer is eligible for an annual bonus based on the Company and Mr. Weimer achieving the performance targets set forth in an incentive plan, which is determined on an annual basis by our Board of Directors or a committee thereof. Mr. Weimer’s employment agreement provides for customary health and retirement benefits and allows him to participate in other employment benefits as in effect from time to time for executive officers of the Company generally. Mr. Weimer’s 2008 base salary is $200,000 and his 2008 target bonus is 50% of his base salary.

In addition to the foregoing, we have entered into indemnification agreements with each of our directors and named executive officers. These agreements provide that we will indemnify these directors and named executive officers to the fullest extent permitted by law and our certificate of incorporation and by-laws, and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Grants of Plan-Based Awards

The following table sets forth information on option grants to our named executive officers in fiscal 2007.

Grants of Plan-Based Awards — 2007

		All other
		Option Awards:	Exercise or	Grant Date Fair
		Number of Securities	Base Price of	Value of Stock and
		Underlying Options	Option Award(2)	Option Awards(3)
Name	Grant Date(1)	(#)	($/share)	($)

Leonard A. Foxman	—	—	—	—
Theodore D. Foxman	11/21/06	30,000	15.91	298,200
Stephen J. Hawrysz	11/21/06	10,000	15.91	99,400
Jack E. Weimer	11/21/06	5,000	15.91	49,700

(1)	These options have a ten year term, and 1/5 of the option shares vested on November 21, 2007 and 1/48 of the remaining option shares will vest monthly beginning on December 21, 2007.

(2)	The exercise price of all stock options granted under our 2006 Stock Option and Incentive Plan is equal to the closing price of our common stock on the date of grant.

(3)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended September 30, 2007 in accordance with SFAS 123R, excluding the impact of forfeitures, and using the modified prospective transition method for reporting awards granted prior to 2007. The assumptions we used for calculating the grant date fair value are set forth in notes 2 and 12 to the financial statements filed with our Annual Report on Form 10-K for the year ended September 30, 2007.

Employee Equity Compensation Plans

2003 Stock Option and Grant Plan

Our 2003 Stock Option and Grant Plan, or 2003 Option Plan, was adopted by our Board of Directors and approved by our Board of Directors and approved by our stockholders on September 29, 2003. We reserved 983,790 shares of our common stock for the issuance of awards under the 2003 Option Plan, as amended.

The 2003 Option Plan is administered by either a committee of at least two directors appointed by our Board of Directors, or by our full Board of Directors. The administrator of the 2003 Option Plan has full power and authority to select the participant to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award, to provide substitute awards and to determine the specific terms and conditions of each award, subject to the provisions of the 2003 Option Plan.

The 2003 Option Plan permits us to make grants of incentive stock options, non-qualified stock options, restricted stock awards and unrestricted stock awards to officers, employees, directors, consultants and other key persons. Stock options granted under the 2003 Option Plan have a maximum term of ten years from the date of grant and incentive stock options have an exercise price of no less than the fair market value of the common stock on the date of grant.

In the event of a merger, sale or dissolution of Eagle Test, or a similar “sale event” in which all awards are not assumed or substituted by the successor entity, all stock options and the 2003 Option Plan will terminate upon the effective time of such sale event following an exercise period. Restricted stock shall be treated as provided in the relevant award agreement. At the time of a sale event in which awards are assumed or substituted by the successor entity, then such award shall become fully vested and exercisable in the event a grantee’s employment or service relationship is terminated within eighteen months following such sale event by Eagle Test or by a successor entity without “cause” or by the grantee for “good reason,” as such terms are defined in the 2003 Option Plan.

In connection with the adoption of our 2006 Stock Option and Incentive Plan, which is discussed in detail below, our Board of Directors determined not to grant any further awards under the 2003 Option Plan.

2006 Stock Option and Incentive Plan

Our 2006 Stock Option and Incentive Plan, or 2006 Option Plan, was adopted by our Board of Directors and approved by our stockholders in February 2006. The 2006 Option Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, and dividend equivalent rights. We reserved 2,600,000 shares of our common stock for the issuance of awards under the 2006 Option Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under the 2006 Option Plan also will be available for future awards. As of September 30, 2007, 426,500 awards had been granted under the 2006 Option Plan.

The 2006 Option Plan is administered by either a committee of at least two non-employee directors, or by our full Board of Directors. The administrator of the 2006 Option Plan has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2006 Option Plan.

All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to participate in the 2006 Option Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the

2006 Option Plan. For example, no more than 1,100,000 shares of stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one-calendar-year period.

The exercise price of stock options awarded under the 2006 Option Plan may not be less than the fair market value of the common stock on the date of the option grant and the term of each option may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2006 Option Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

To qualify as incentive options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders. No incentive stock option awards may be granted under the 2006 Option Plan after February 2016.

Stock appreciation rights may be granted under our 2006 Option Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted stock may be granted under our 2006 Option Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any recipient. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Deferred and unrestricted stock awards may be granted under our 2006 Option Plan. Deferred stock awards are units entitling the recipient to receive shares of stock paid out on a deferred basis, and subject to such restrictions and conditions, as the administrator shall determine. Our 2006 Option Plan also gives the administrator discretion to grant stock awards free of any restrictions.

Dividend equivalent rights may be granted under our 2006 Option Plan. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of shares of stock. Dividend equivalent rights may be settled in cash or shares and subject to other conditions, as the administrator shall determine.

Unless the administrator provides otherwise, our 2006 Option Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

In the event of a merger, sale or dissolution of Eagle Test, or a similar “sale event,” all stock options and stock appreciation rights granted under the 2006 Option Plan will automatically become fully exercisable, all other awards granted under the 2006 Option Plan will become fully vested and non-forfeitable as of the effective time of the sales event. In addition, upon the effective time of any such sale event, the 2006 Option Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or assumptions of outstanding awards.

Our Board of Directors may amend or discontinue the 2006 Option Plan at any time and the administrator may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in the Company’s stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options or stock appreciation rights. Further, amendments to the 2006 Option Plan will be subject to approval by our stockholders if the amendment (i) increases the number of shares available for issuance under the 2006 Option Plan, (ii) expands the types of awards available under, the eligibility to participate in, or the duration of, the plan, (iii) materially changes the method of determining fair market value for purposes of the 2006 Option Plan, (iv) is required by the Nasdaq Global Market rules, or (v) is required by the Internal Revenue Code to ensure that incentive options are tax-qualified.

Outstanding Equity Awards at Fiscal Year-End — 2007

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

Leonard A. Foxman	—	—	—	—
Theodore D. Foxman	783	3,125	6.00	12/31/2013
	783	3,125	6.60	12/31/2013
	—	30,000	15.91	11/21/2016
Stephen J. Hawrysz	24,955	6,250	7.00	3/1/2014
	24,374	5,626	10.00	6/10/2014
	—	10,000	15.91	11/21/2016
Jack E. Weimer	13,750	1,250	6.00	12/31/2013
	44,687	10,313	10.00	6/10/2014
	—	5,000	15.91	11/21/2016

Option Exercises and Stock Vested Table — 2007

	Option Awards
	Number of Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)

Leonard A. Foxman	—	—
Theodore D. Foxman(1)	67,184	687,406
Stephen J. Hawrysz(2)	18,795	162,442
Jack E. Weimer	—	—

(1)	As previously disclosed, on February 7, 2007, Mr. Theodore Foxman adopted a stock trading plan to exercise and sell certain of his employee stock options. The plans were established in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934, as well as our policies with respect to sales of shares held by insiders. Pursuant to these plans, in fiscal 2007, Mr. Theodore Foxman sold 67,184 shares pursuant to options that were presently exercisable.

(2)	As previously disclosed, on February 27, 2007, Mr. Hawrysz adopted a stock trading plan to exercise and sell certain of his employee stock options. The plans were established in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934, as well as our policies with respect to sales of shares held by insiders. Pursuant to these plans, in fiscal 2007, Mr. Hawrysz retained 10,000 shares and sold 8,795 shares pursuant to options that were presently exercisable.

Potential Payments Upon Termination

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the named executive officers in the event of a termination of their employment. The following tables and narrative disclosure summarize the potential payments to each named executive officer assuming that one of the events listed in the tables below occurs. The tables assume that the event occurred on September 30, 2007, the last day of our fiscal year.

Pursuant to our 2006 Option Plan, in the event of a merger, sale or dissolution of Eagle Test, or a similar “sale event,” all stock options and stock appreciation rights granted under the 2006 Option Plan will automatically become fully exercisable, all other awards granted under the 2006 Option Plan will become fully vested and non-forfeitable.

Pursuant to stock option agreements granted under our 2003 Plan, upon consummation of a sale event one-half of the portion of a grantee’s stock option that is then unvested shall become vested. Further, in the event that a grantee’s stock option is assumed or continued by us or our successor entity in the sole discretion of the parties to a sale event and thereafter remains in effect following such sale event, then a grantee’s stock option shall be deemed vested and exercisable in full upon the date on which the grantee’s employment with us or our successor entity terminates if (i) such termination occurs within 18 months of such sale event and (ii) such termination is either by us without cause or by the grantee for good reason.

The following tables assume that the stock options and restricted stock are not assumed or continued, and the value of option acceleration is based upon the closing price of our common stock on September 28, 2007. The amounts for Option Acceleration included in the “Change of Control Without Termination” and “Change of Control With Termination” columns are in addition to any Cash Severance and Health Benefits that are otherwise payable in connection with such termination.

Leonard A. Foxman.  In the case of termination by Mr. Foxman for good reason, or by us without cause, he will continue to receive salary at a rate equal to 100% of his base salary in effect on the date of termination for a period of two years from the date of termination. Additionally, Mr. Foxman will receive group health plan benefits for two years from the date of termination. If Mr. Foxman elects to terminate his employment without good reason, all of our obligations cease on the termination date. If Mr. Foxman’s employment terminates because of his becoming disabled, he will receive 100% of his base salary and all of his benefits under the employment agreement for the lesser of (i) six months or (ii) the remainder of his term of employment. If Mr. Foxman’s employment terminates because of his death, all our obligations terminate, except to pay earned but unpaid base salary. Finally, if Mr. Foxman is terminated for cause, we incur no further liability to him effective immediately upon a vote by the Board of Directors and written notice to Mr. Foxman.

Pursuant to the non-competition and non-solicitation provisions of Mr. Foxman’s employment agreement, he may not compete with us or hire our employees for a period of five years from the date of termination.

		Voluntary		Change of	Change of
	Involuntary	Termination		Control	Control
	Termination	for		Without	With
Payments and Benefits	Without Cause	Good Reason	Disability	Termination	Termination

Cash Severance	$800,000	$800,000	$200,000	—	—
Option Acceleration	—	—	—	—	—
Health Benefits	30,000	30,000	7,500	—	—

Total	$830,000	$830,000	$207,500	—	—

Theodore D. Foxman.  In the case of termination by Mr. Foxman for good reason, or by us without cause, he will continue to receive salary at a rate equal to 100% of his base salary in effect on the date of termination for a period of eighteen months from the date of termination. Additionally, Mr. Foxman will receive group health plan benefits for eighteen months from the date of termination. If Mr. Foxman elects to terminate his employment without good reason, all of our obligations cease on the termination date. If Mr. Foxman’s employment terminates because of his becoming disabled, he will receive 100% of his base salary and all of his benefits under the employment agreement for the lesser of (i) six months or (ii) the remainder of his term of employment. If Mr. Foxman’s employment terminates because of his death, all our obligations terminate, except to pay earned but unpaid base salary. Finally, if Mr. Foxman is terminated for cause, we incur no further liability to him effective immediately upon a vote by the Board of Directors and written notice to Mr. Foxman.

Pursuant to the non-competition and non-solicitation provisions of Mr. Foxman’s employment agreement, he may not compete with us or hire our employees for a period of five years from the date of termination.

		Voluntary		Change of	Change of
	Involuntary	Termination		Control	Control
	Termination	for		Without	With
Payments and Benefits	Without Cause	Good Reason	Disability	Termination	Termination

Cash Severance	$600,000	$600,000	$200,000	—	—
Option Acceleration	—	—	—	$20,375	$40,750
Health Benefits	22,500	22,500	7,500	—	—

Total	$622,500	$622,500	$207,500	$20,375	$40,750

Stephen J. Hawrysz.  In the case of termination by Mr. Hawrysz for good reason, or by us without cause, he will continue to receive salary at a rate equal to 50% of his base salary in effect on the date of termination for a period of two years from the date of termination. Additionally, Mr. Hawrysz will receive group health plan benefits for one year from the date of termination. If Mr. Hawrysz elects to terminate his employment without good reason, all of our obligations cease on the termination date. If Mr. Hawrysz’s employment terminates because of his becoming disabled, he will receive 100% of his base salary and all of his benefits under the employment agreement for the lesser of (i) six months or (ii) the remainder of his term of employment. If Mr. Hawrysz’s employment terminates because of his death, all our obligations terminate, except to pay earned but unpaid base salary. Finally, if Mr. Hawrysz is terminated for cause, we incur no further liability to him effective immediately upon a vote by the Board of Directors and written notice to Mr. Hawrysz.

Pursuant to the non-competition and non-solicitation provisions of Mr. Hawrysz’s employment agreement, he may not compete with us or hire our employees for a period of two years from the date of termination.

		Voluntary		Change of	Change of
	Involuntary	Termination		Control	Control
	Termination	for		Without	With
Payments and Benefits	Without Cause	Good Reason	Disability	Termination	Termination

Cash Severance	$205,000	$205,000	$102,500	—	—
Option Acceleration	—	—	—	$26,120	$52,240
Health Benefits	15,000	15,000	7,500	—	—

Total	$220,000	$220,000	$110,000	$26,120	$52,240

Jack E. Weimer.  In the case of termination by Mr. Weimer for good reason, or by us without cause, he will continue to receive salary at a rate equal to 50% of his base salary in effect on the date of termination for a period of two years from the date of termination. Additionally, Mr. Weimer will receive group health plan benefits for one year from the date of termination. If Mr. Weimer elects to terminate his employment without good reason, all of our obligations cease on the termination date. If Mr. Weimer’s employment terminates because of his becoming disabled, he will receive 100% of his base salary and all of his benefits under the employment agreement for the lesser of (i) six months or (ii) the remainder of his term of employment. If Mr. Weimer’s employment terminates because of his death, all our obligations terminate, except to pay earned but unpaid base salary. Finally, if Mr. Weimer is terminated for cause, we incur no further liability to him effective immediately upon a vote by the Board of Directors and written notice to Mr. Weimer.

Pursuant to the non-competition and non-solicitation provisions of Mr. Weimer’s employment agreement, he may not compete with us or hire our employees for a period of two years from the date of termination.

		Voluntary		Change of	Change of
	Involuntary	Termination		Control	Control
	Termination	for		Without	With
Payments and Benefits	Without Cause	Good Reason	Disability	Termination	Termination

Cash Severance	$200,000	$200,000	$100,000	—	—
Option Acceleration	—	—	—	$18,804	$37,608
Restricted Stock	—	—	—	—	—
Health Benefits	15,000	15,000	7,500	—	—

Total	$215,000	$215,000	$107,500	$18,804	$37,608

2007 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2007.

	Fees Earned or	Option
	Paid in Cash	Awards(1)(2)	Total
Name	($)	($)	($)

Michael C. Child(3)	—	—	—
William H. Gibbs	39,000	26,257	65,257
Ross W. Manire	39,000	8,120	47,120
David B. Mullen	36,000	26,257	62,257

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended September 30, 2007 in accordance with SFAS 123R, excluding the impact of forfeitures, and using the modified prospective transition method for reporting awards granted prior to 2007. The assumptions we used for calculating the grant date fair value are set forth in Notes 2 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

(2)	As of September 30, 2007, the aggregate number of shares of our common stock subject to outstanding option awards held by our non-employee directors was as follows: Michael C. Child, no shares; William H. Gibbs, 25,000 shares; Ross W. Manire, 25,000 shares; and David B. Mullen, 25,000 shares.

(3)	During fiscal 2007, Michael C. Child, as a director who is affiliated with TA Associates, Inc. waived board and committee compensation, including the equity compensation described below. Beginning in fiscal 2008, Mr. Child has elected to receive the same board and committee compensation as the other non-employee directors.

Discussion of Director Compensation

Directors who are also our employees receive no additional compensation for their services as directors. During fiscal 2007, our non-employee directors each received an annual fee from us of $15,000. In addition, we paid our non-employee directors a fee of $1,000 for each board meeting they attended and $500 for each committee meeting they attended. Each member of the audit committee received an additional annual fee of $7,500, and each member of our other committees received an additional annual fee of $2,500. Non-employee directors also are reimbursed for reasonable expenses incurred in connection with attending board and committee meetings. During fiscal 2007, Michael C. Child, as a director who is affiliated with TA Associates, Inc. waived board and committee compensation, including the equity compensation described below. Beginning in fiscal 2008, Mr. Child has elected to receive the same board and committee compensation as the other non-employee directors.

In November 2008, the Compensation Committee engaged consultants Deloitte Consulting LLP (“Deloitte”) to assist the Compensation Committee in reviewing the non-employee director compensation program. The Compensation Committee periodically reviews data on industry compensation levels to assess competitive levels of compensation for our directors. The Compensation Committee, with the assistance of

Deloitte, compared each element of the Company’s non-employee director compensation program (including board annual service fees, committee annual service fees, meeting fees and equity incentives) to pay practices at peer companies to determine the competitiveness of the Company’s program. After review of the data provided by Deloitte that showed that the Company’s program provided compensation below the median payout at peer companies, and based upon a recommendation to the Compensation Committee by the Vice President of Human Resources, the Compensation Committee revised the Company’s non-employee director compensation program. During fiscal 2008, our non-employee directors each will receive an annual fee from us of $22,000. In addition, we will pay our non-employee directors a fee of $2,000 for each board meeting they attend and $1,000 for each committee meeting they attend. Each member of the audit committee will receive an additional annual fee of $7,500, and each member of our other committees will receive an additional annual fee of $2,500. Non-employee directors also will be reimbursed for reasonable expenses incurred in connection with attending board and committee meetings. The equity compensation element of the program remains unchanged and is described below.

Upon election to the board of directors, non-employee directors are granted an option to purchase 10,000 shares of our common stock, which is fully vested at the time of grant, and an option to purchase 10,000 shares of our common stock, which vests in equal installments over three years. Additionally, non-employee directors receive, on the fifth business day after each annual meeting of our stockholders, an annual option grant of 5,000 shares that vests in equal installments over four years. The exercise price of these stock options will be equal to the fair market value of the common stock on the date of grant as determined by our board of directors. The vesting of these stock options will accelerate upon a change of control of Eagle Test.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Ross W. Manire (Chairman), William H. Gibbs and David B. Mullen. None of the members of the Audit Committee is an officer or employee of the Company. Messrs. Manire, Gibbs and Mullen are each “independent” for Audit Committee purposes under the applicable rules of Nasdaq and the SEC. Messrs. Manire, Gibbs and Mullen are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Corporate Governance section of the Company’s website at http://www.eagletest.com.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended September 30, 2007, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young LLP with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Ross W. Manire (Chairman)
William H. Gibbs
David B. Mullen

MATTERS CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee charter contains procedures for pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company subsequent to the formation of the Audit Committee were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in fiscal 2006 and 2007 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young LLP, see “Management — Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

Representatives of Ernst & Young LLP attended all meetings of the Audit Committee in fiscal 2007. We expect that a representative of Ernst & Young LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company and its predecessor for the fiscal years ended September 30, 2007 and September 30, 2006.

	Fiscal Year Ended September 30,
	2007	2006

Audit Fees	$612,513	$735,029
Audit-Related Fees	$—	$3,175
Tax Fees	$120,095	$246,805
All Other Fees	$—	$—

Total	$732,608	$985,009

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory audits required in regulatory filings. Audit Fees for the fiscal year ended September 30, 2006 also include $456,975 of fees for professional services in connection with the Company’s equity offerings completed in fiscal 2006.

Audit-Related Fees

Audit-Related Fees for fiscal 2006 represent fees for professional services rendered in reviewing the Company’s internal controls.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2009 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than September 19, 2008. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2009 Annual Meeting — other than one that will be included in the Company’s Proxy Statement — must notify the Company between October 19, 2008 and November 19, 2008. If a stockholder who wishes to present a proposal fails to notify the Company by September 19, 2008 and such proposal is brought before the 2009 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2009 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, Attention: Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

The Board of Directors
Eagle Test Systems, Inc.

December 28, 2007

1            ■
EAGLE TEST SYSTEMS, INC.
2200 Millbrook Drive
Buffalo Grove, Illinois 60089
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JANUARY 31, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Leonard A. Foxman and Stephen J. Hawrysz, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Eagle Test Systems, Inc., a Delaware corporation (“Eagle Test”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Eagle Test to be held on Thursday, January 31, 2008, at 10:00 a.m., local time, at the Company’s headquarters at 2200 Millbrook Drive, Buffalo Grove, Illinois 60089 (the “Annual Meeting”), or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)
COMMENTS:

■
14475  ■

ANNUAL MEETING OF STOCKHOLDERS OF
EAGLE TEST SYSTEMS, INC.
January 31, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â
■   20200000000000000000     6                                                                       013108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two (2) Class I members to the Board of Directors for three-year terms:				2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Theodore D. Foxman
		¡	William H. Gibbs
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS.
☐	FOR ALL EXCEPT (See instructions below)				TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■
■